Oz Management Reports Fourth Quarter and Full Year 2017 Results
Dividend of $0.07 per Class A Share
NEW YORK, February 16, 2018 – Och-Ziff Capital Management Group LLC (NYSE: OZM) (the “Company” or “Oz Management”) today reported GAAP net income attributable to Class A Shareholders (“GAAP Net Income”) of $6.6 million, or $0.04 per basic and $0.03 per diluted Class A Share, for the fourth quarter of 2017, and $18.2 million, or $0.10 per basic and diluted Class A Share, for the full year 2017.
Summary

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Oz Management announced that Robert Shafir will succeed Dan S. Och as Chief Executive Officer. Mr. Och will remain Chairman of the Board of Directors through March 31, 2019, after which time he expects to remain involved with the Company.

•	All of the Company’s main funds posted strong returns in 2017.

◦	Oz Master Fund, the Company’s largest multi-strategy fund, was up 1.3% gross and 0.6% net for the fourth quarter, and 15.0% gross and 10.4% net for the full year 2017.

◦	Oz Credit Opportunities Master Fund was up 4.6% gross and 2.8% net for the fourth quarter, and 16.9% gross and 11.0% net for the full year 2017.

•	Distributable Earnings were $149.4 million, or $0.27 per Adjusted Class A Share, for the fourth quarter of 2017, and $278.3 million, or $0.51 per Adjusted Class A Share, for the full year 2017.

•	A cash dividend of $0.07 per Class A Share was declared for the fourth quarter of 2017, bringing total full year 2017 dividends to $0.13 per Class A Share.

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Fund performance and careful expense management strengthened the Company’s balance sheet during 2017, bringing cash and cash equivalents to $469.5 million, investments to $239.0 million and increasing accrued unrecognized incentive income to $437.4 million.

•	As of February 1, 2018 estimated assets under management increased to $33.3 billion, an increase of 3% since December 31, 2017, with Oz Master Fund returning an estimated 3.5% net in January 2018.
Dan Och, Chairman of Oz Management, said, “We are pleased with the solid results we posted in 2017 across all of our funds. Additionally, we are excited to have Rob Shafir join Oz Management as our Chief Executive Officer. I look forward to working with Rob and the team to ensure a smooth transition as we continue to deliver for our clients in 2018.”

GAAP NET INCOME ATTRIBUTABLE TO CLASS A SHAREHOLDERS
For the fourth quarter of 2017, Oz Management reported GAAP Net Income of $6.6 million, or $0.04 per basic and $0.03 per diluted Class A Share, compared to a GAAP Net Income of $2.9 million, or $0.02 per basic and diluted Class A Share, for the fourth quarter of 2016. The quarter-to-date increase in GAAP earnings was due to higher incentive income, lower operating expenses and a reduction in the tax receivable agreement liability due to the decrease in the future U.S. Federal corporate income tax rate pursuant to the Tax Cuts and Jobs Act of 2017 (“TCJA”). These increases were partially offset by lower management fees and higher income tax expense due to a reduction of the Company’s deferred income tax assets as a result of the TCJA.
For the full year 2017, Oz Management reported GAAP Net Income of $18.2 million, or $0.10 per basic and diluted Class A Share, compared to GAAP Net Loss of $130.8 million, or $0.72 per basic and $0.73 per diluted Class A Share, for the full year 2016. The year-over-year improvement was primarily due to investigation-related settlements expense of $412.1 million taken in 2016, as well as higher incentive income, lower non-compensation expenses, lower salaries and benefits, and a reduction in the tax receivable agreement liability. These improvements were partially offset by lower management fees, higher bonus expense, and higher income tax expense due to a reduction of the Company’s deferred income tax assets.
DISTRIBUTABLE EARNINGS (NON-GAAP)
For the fourth quarter of 2017, Oz Management reported Distributable Earnings of $149.4 million, or $0.27 per Adjusted Class A Share, compared to a Distributable Earnings of $7.5 million, or $0.01 per Adjusted Class A Share, for the fourth quarter of 2016. The quarter-to-date increase was driven primarily by higher incentive income and lower operating expenses, partially offset by lower management fees. Also offsetting the year-over-year improvement was an amount accrued for the tax receivable agreement and other payables, as compared to a reversal in the prior-year period related to the waiver of the tax receivable agreement payments.
For the full year 2017, Oz Management reported Distributable Earnings of $278.3 million, or $0.51 per Adjusted Class A Share, compared to a Distributable Earnings loss of $121.3 million, or $0.23 per Adjusted Class A Share, for the full year 2016. The year-over-year improvement was driven primarily by the settlements expense taken in 2016. Also contributing to the year-over-year improvement was higher incentive income, lower non-compensation expenses, and lower salaries and benefits. These improvements were partially offset by lower management fees and higher bonus expense, as well as an amount accrued for the tax receivable agreement and other payables, as compared to a reversal in the prior-year period related to the waiver of the tax receivable agreement payments.
Please see the “Economic Income (Non-GAAP)” section of this press release for a discussion of these drivers.
Distributable Earnings and Distributable Earnings per Adjusted Class A Share are non-GAAP measures. For reconciliations of Distributable Earnings to the respective GAAP Net Income for the periods discussed above, please see Exhibits 2 and 3 that accompany this press release. Additionally, please see the section titled “Non-GAAP Financial Measures” at the end of this press release.

ASSETS UNDER MANAGEMENT

			Year-Over-Year Change
(dollars in billions)	December 31, 2017	December 31, 2016	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation	Total	%

Multi-strategy funds	$13.7	$21.1	$(9.2)	$—	$1.8	$(7.4)	-35%
Credit
Opportunistic credit funds	5.5	5.4	(0.3)	(0.1)	0.5	0.1	3%
Institutional Credit Strategies	10.1	8.0	2.1	—	—	2.1	26%
Real estate funds	2.5	2.2	0.5	(0.2)	—	0.3	13%
Other	0.6	1.2	(0.6)	—	0.1	(0.6)	-50%
Total	$32.4	$37.9	$(7.6)	$(0.3)	$2.4	$(5.5)	-14%
Totals may not sum due to rounding. Please see Exhibit 7 for detailed information.
As of December 31, 2017, assets under management totaled $32.4 billion, a decrease of $5.5 billion, or 14%, from December 31, 2016, which was driven by capital net outflows of $7.6 billion, primarily in the multi-strategy funds, and $273.3 million of distributions and other reductions, primarily from the Company’s real estate funds and closed-end opportunistic credit funds. Partially offsetting these reductions was performance-related appreciation of $2.4 billion, driven primarily by the Company’s multi-strategy and opportunistic credit funds.
Assets under management increased to an estimated $33.3 billion as of February 1, 2018. This increase reflected estimated performance-related appreciation of approximately $620.0 million in January and capital net inflows of approximately $262.6 million, which was comprised of approximately $603.5 million of capital net outflows on January 1, 2018 and approximately $866.2 million of capital net inflows from January 2, 2018 to February 1, 2018.
Please see the detailed assets under management and fund information on Exhibits 7 through 9 that accompany this press release.
Multi-strategy funds
Assets under management in the Company’s multi-strategy funds totaled $13.7 billion as of December 31, 2017, decreasing 35%, or $7.4 billion, year-over-year. This change was driven by net capital outflows of $9.2 billion, primarily from the Oz Master Fund, the Company’s largest multi-strategy fund, partially offset by performance-related appreciation of $1.8 billion. The Company’s multi-strategy funds experienced elevated redemptions during 2017 driven in part by the investigation matter.
In 2017, the Oz Master Fund generated a gross return of 15.0% and a net return of 10.4%. The largest positive contributors to the fund’s performance by strategy were merger arbitrage, structured credit, corporate credit long/short equity special situations. Convertible and derivative arbitrage reported a modest loss in 2017. The fund also reported positive performance across all regions: the U.S., Europe and Asia.

Credit
Assets under management in the Company’s dedicated credit products totaled $15.7 billion as of December 31, 2017, increasing $2.3 billion, or 17%, year-over-year. This change was driven by capital net inflows of $1.8 billion and performance-related appreciation of $535.8 million, partially offset by $58.0 million of distributions in the Company’s closed-end opportunistic credit funds.
Opportunistic credit
Oz Management’s opportunistic credit funds seek to generate risk-adjusted returns by capturing value in mispriced investments across disrupted, dislocated and distressed corporate, structured and private credit markets globally.
Assets under management in the Company’s opportunistic credit funds totaled $5.5 billion as of December 31, 2017, increasing $137.5 million, or 3%, year-over-year. This change was driven by $532.7 million of performance-related appreciation, partially offset by capital net outflows of $337.1 million, as well as $58.0 million of distributions and other reductions.
In 2017, the Oz Credit Opportunities Master Fund, the Company’s global opportunistic credit fund, generated a gross return of 16.9% and a net return of 11.0%. Performance was broad-based with gains across both the structured and corporate credit strategies, and geographies.
Institutional Credit Strategies
Institutional Credit Strategies (“ICS”) is the Company’s asset management platform that invests in performing credits, including leveraged loans, high-yield bonds, private credit/bespoke financing and investment grade credit via CLOs and other customized solutions for clients.
Assets under management in ICS totaled $10.1 billion as of December 31, 2017, increasing $2.1 billion, or 26%, year-over-year. The increase was primarily driven by four new CLOs. 2017 was a strong year for ICS, which closed over $6.1 billion in CLOs, including refinancings.
ICS managed 19 CLOs as of December 31, 2017.
Real estate funds
Assets under management in the Company’s real estate funds totaled $2.5 billion as of December 31, 2017, increasing $281.8 million, or 13%, year-over-year.
The Company continues to deploy capital in its real estate funds, while also realizing investments. In 2017, the real estate funds invested over $200 million and had full or partial realizations of 21 investments at an average multiple of invested capital in excess of 2.2x. In total, the Company has committed approximately 60% of Och-Ziff Real Estate Fund III and 18% of the recently closed Och-Ziff Real Estate Credit Fund I.
The Company continues to harvest investments in Och-Ziff Real Estate Funds I and II. Since inception through December 31, 2017, the gross IRR was 33.2% gross and 21.8% net for Och-Ziff Real Estate Fund II (for which the investment period ended in 2014) and 25.1% gross and 15.7% net for Och-Ziff Real Estate Fund I (for which the investment period ended in 2010).

ECONOMIC INCOME (NON-GAAP)
In addition to analyzing the Company’s results on a GAAP basis, management also reviews the Company’s results on an “Economic Income” basis. Economic Income excludes certain adjustments that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating operating performance in any given period.
For reconciliations of Economic Income and its components to the respective GAAP measures, please see Exhibits 2 through 6 that accompany this press release. Additionally, please see the discussion of “Non-GAAP Financial Measures” at the end of this press release.
Economic Income Revenues (Non-GAAP)
Economic Income revenues for the fourth quarter of 2017 were $433.0 million, an increase of 58% compared to $273.7 million for the fourth quarter of 2016. Management fees were $71.3 million, 27% lower than the $97.3 million for the prior-year period. Incentive income was $359.0 million, an increase of 104% compared to $176.0 million for the prior-year period.
Economic Income revenues for the full year 2017 were $833.0 million, an increase of 14% from the $730.2 million for the full year 2016. Management fees were $299.3 million, a 40% decrease from $494.7 million for the prior-year period. Incentive income was $528.0 million, a 126% increase from $233.4 million for the prior-year period.
The decreases in management fees for both the quarter-to-date and year-to-date periods were driven primarily by lower assets under management in the Company’s multi-strategy funds. In addition, effective October 1, 2016, the Company reduced the management fee rate for certain of its multi-strategy assets under management, further contributing to the decline in management fee revenue year-over-year.
The increases in incentive income for the quarter-to-date and year-to-date periods were driven by higher relative fund performance.
Compensation and Benefits (Non-GAAP)
Compensation and benefits for the fourth quarter of 2017 totaled $218.7 million, a 2% decrease compared to $224.1 million for the fourth quarter of 2016. Salaries and benefits were $22.5 million, 10% lower than $24.9 million for the prior-year period. Bonus expense for the fourth quarter of 2017 totaled $196.2 million, slightly down from $199.2 million for the prior-year period.
Compensation and benefits for the full year 2017 totaled $351.8 million, a 7% increase from $329.8 million for the full year 2016. Salaries and benefits were $96.6 million, 13% lower than $110.9 million for the prior-year period. Bonus expense for the full year 2017 totaled $255.2 million, a 17% increase from $218.8 million for the prior-year period.
The decrease in salaries and benefits was driven primarily by lower headcount. The increase in bonus expense for the year-to-date period was due to higher relative fund performance.

Non-Compensation Expenses (Non-GAAP)
Non-compensation expenses for the fourth quarter of 2017 totaled $36.7 million, a 17% decrease from $44.5 million for the fourth quarter of 2016. The year-over-year decrease was primarily due to reductions across various operating expenses as a result of expense savings initiatives.
Non-compensation expenses for the full year 2017 totaled $143.5 million, a 77% decrease from $611.9 million in the prior-year period. The year-over-year decrease was driven primarily by $412.1 million of settlements expense accrued in 2016, as well as lower professional services, which was driven primarily by lower legal fees, as well as reductions across various other operating expenses as a result of expense savings initiatives.
Economic Income (Non-GAAP)
Economic Income for the fourth quarter of 2017 was $177.6 million, compared to $5.1 million for the fourth quarter of 2016. The year-over-year increase was driven primarily by higher incentive income and lower operating expenses, partially offset by lower management fees.
Economic Income for the full year 2017 was $337.7 million, compared to a loss of $211.6 million for the full year 2016. The year-over-year improvement was driven primarily by the settlements expense taken in 2016. Also contributing to the year-over-year improvement was higher incentive income, lower non-compensation expenses, and lower salaries and benefits. These improvements were partially offset by lower management fees and higher bonus expense.
CAPITAL
As of December 31, 2017, the number of Class A Shares outstanding was 189,573,210. For purposes of calculating Distributable Earnings per Share, the Company assumes that all the interests held by its executive managing directors in the Company’s principal operating subsidiaries (the “Oz Operating Group”) (collectively, “Partner Units”), as well as Class A Restricted Share Units (“RSUs”) outstanding during the applicable period, have been converted on a one-to-one basis into Class A Shares (“Adjusted Class A Shares”). For the quarter and full year ended December 31, 2017, the total weighted-average Adjusted Class A Shares outstanding was 553,237,688 and 549,485,710, respectively.
As of December 31, 2017, there were 71,850,000 Group P Units outstanding. Group P Units are equity interests in the Oz Operating Group that are held by the Company’s executive managing directors and do not participate in the economics of the Oz Operating Group until certain service and market-performance conditions are met; therefore, the Company will not include the Group P Units in Adjusted Class A Shares until such conditions are met. As of December 31, 2017, the service and market-performance conditions had not yet been met.
DIVIDEND
The Board of Directors of Oz Management declared a dividend of $0.07 for the fourth quarter of 2017. The dividend is payable on March 5, 2018, to holders of record as of the close of business on February 26, 2018.
For U.S. federal income tax purposes, the dividend will be treated as a partnership distribution. Based on the best information currently available, the Company estimates that when calculating withholding taxes, the entire amount of the dividend for the fourth quarter of 2017 will be treated as return of capital.

Non-U.S. holders of Class A Shares are generally subject to U.S. federal withholding tax at a rate of 30% (subject to reduction by applicable treaty or other exception) on their share of U.S. source dividends and certain other types of U.S. source income realized by the Company. With respect to interest, however, no withholding is generally required if proper certification (on an IRS Form W-8) of a beneficial owner’s foreign status has been filed with the withholding agent. Non-U.S. holders must generally provide the withholding agent with a properly completed IRS Form W-8 to obtain any reduction in withholding.
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Dan Och, Chairman of the Board of Directors, Robert Shafir, Chief Executive Officer, and Alesia Haas, Chief Financial Officer, will host a conference call today, February 16, 2018, 8:30 a.m. Eastern Time to discuss the Company’s fourth quarter and full year results. The call can be accessed by dialing +1-833-224-0545 (in the U.S.) or +1-647-689-4061 (international), passcode 4063237. A simultaneous webcast of the call will be available on the Public Investors page of the Company’s website (www.ozm.com).
For those unable to listen to the live broadcast, a webcast replay will also be available on the Company’s website as noted above.
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Non-GAAP Financial Measures
Management evaluates Economic Income for the Oz Funds segment, the Company’s only reportable operating segment under GAAP, and for the Company’s Other Operations. Economic Income for the Company equals the sum of Economic Income for the Oz Funds segment and the Company’s Other Operations.
Additionally, throughout this press release management has presented certain non-GAAP measures that exclude the effect of the settlements expense. These measures are presented to provide a more comparable view of the Company’s core operating results year-over-year.
The Company conducts substantially all of its business through the Oz Funds segment, which provides asset management services to its multi-strategy, opportunistic credit and equity funds, Institutional Credit Strategies and other alternative investment vehicles. The Company’s Other Operations are primarily comprised of its real estate business, which provides asset management services to its real estate funds.
The Company’s non-GAAP measures should not be considered as alternatives to the Company’s GAAP Net Income or cash flow from operations, or as indicative of liquidity or the cash available to fund operations. The Company’s non-GAAP measures may not be comparable to similarly titled measures used by other companies.
For reconciliations of the Company’s non-GAAP measures to the most directly comparable GAAP measures, please see Exhibits 2 through 6 that accompany this press release.
Economic Income
In addition to analyzing the Company’s results on a GAAP basis, management also reviews the Company’s results on an “Economic Income” basis. Economic Income excludes the adjustments described below that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating the operating performance of the Company in any given period. Management uses Economic Income as the basis on which it evaluates the financial performance of the Company and makes resource allocation and other operating decisions. Management considers it important that investors review the same operating information that it uses.
Economic Income is a measure of pre-tax operating performance that excludes the following from the Company’s results on a GAAP basis:

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Income allocations to the Company’s executive managing directors on their direct interests in the Oz Operating Group. Management reviews operating performance at the Oz Operating Group level, where the Company’s operations are performed, prior to making any income allocations.

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Equity-based compensation expenses, depreciation and amortization expenses, changes in the tax receivable agreement liability, and gains and losses on fixed assets and investments in funds, as management does not consider these items to be reflective of operating performance. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement.

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Amounts related to the consolidated funds, including the related eliminations of management fees and incentive income, as management reviews the total amount of management fees and incentive income earned in relation to total assets under management and fund performance.

In addition, expenses related to incentive income profit-sharing arrangements are generally recognized at the same time the related incentive income revenue is recognized, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund. Further, deferred cash compensation is expensed in full in the year granted for Economic Income, rather than over the service period for GAAP.
As a result of the adjustments described above, as well as an adjustment to present management fees net of recurring placement and related service fees (rather than considering these fees an expense), management fees, incentive income, other revenues, compensation and benefits, non-compensation expenses and net income (loss) attributable to noncontrolling interests as presented on an Economic Income basis are also non-GAAP measures.
Distributable Earnings and Tax Receivable Agreement and Other Payables
Distributable Earnings is a non-GAAP measure of operating performance that equals Economic Income less amounts related to the tax receivable agreement and other payables. The adjustment for the tax receivable agreement and other payables is an estimate of payments under the tax receivable agreement and income taxes related to the earnings for the periods presented. These amounts are grossed-up for Och-Ziff Capital Management Group LLC’s ownership percentage in the Oz Operating Group, assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis. Distributable Earnings per Share is equal to Distributable Earnings divided by the weighted-average number of Adjusted Class A Shares.
Management believes Distributable Earnings provides useful information to investors because it uses Distributable Earnings, among other financial information, to determine the earnings available to distribute as dividends to holders of the Company’s Class A Shares and to the Company’s executive managing directors with respect to their Partner Units.

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Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve,” “see,” “think,” “position” or the negative version of those words or other comparable words.
Any forward-looking statements contained in this press release are based upon historical information and on the Company’s current plans, estimates and expectations. The inclusion of this or other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved. We caution that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties, including but not limited to the following: global economic, business, market and geopolitical conditions; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy; the outcome of third-party litigation involving the Company; the consequences of the settlements with the SEC and the DOJ; conditions impacting the alternative asset management industry; the Company’s ability to retain existing investor capital; the Company’s ability to successfully compete for fund investors, assets, professional talent and investment opportunities; the Company’s ability to retain its active executive managing directors, managing directors and other investment professionals; the Company’s successful formulation and execution of its business and growth strategies; the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to its business; and assumptions relating to the Company’s operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity.
If one or more of these or other risks or uncertainties materialize, or if the Company’s assumptions or estimates prove to be incorrect, its actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in the Company’s filings with the SEC, including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2016, dated March 1, 2017, as well as may be updated from time to time in the Company’s other SEC filings. There may be additional risks, uncertainties and factors that the Company does not currently view as material or that are not known. The forward-looking statements contained in this press release are made only as of the date of this press release. The Company does not undertake to update any forward-looking statement because of new information, future developments or otherwise.
This press release does not constitute an offer of any Oz Management fund.
The Company files annual, quarterly and current reports, proxy statements and other information required by the Exchange Act of 1934, as amended, with the SEC. The Company makes available free of charge on its website (www.ozm.com) its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and any amendments to those filings as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The Company also uses its website to distribute company information, and such information may be deemed material. Accordingly, investors should monitor the Company’s website, in addition to its press releases, SEC filings and public conference calls and webcast.

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About Oz Management
Oz Management is one of the largest institutional alternative asset managers in the world, with offices in New York, London, Hong Kong, Mumbai, Beijing, Shanghai and Houston. The Company provides asset management services to investors globally through its multi-strategy funds, dedicated credit funds, including opportunistic credit funds and Institutional Credit Strategies products, real estate funds and other alternative investment vehicles. Oz Management seeks to generate consistent, positive, absolute returns across market cycles, with low volatility compared to the broader markets, and with an emphasis on preservation of capital. The Company’s funds invest across multiple strategies and geographies, consistent with the investment objectives of each fund. The global investment strategies employed include convertible and derivative arbitrage, corporate credit, long/short equity special situations, merger arbitrage, private investments, real estate and structured credit. As of February 1, 2018, Oz Management had approximately $33.3 billion in assets under management. For more information, please visit the Company’s website (www.ozm.com).

Investor Relations Contact	Media Relations Contact
Adam Willkomm	Jonathan Gasthalter
Head of Business Development and Shareholder Services	Gasthalter & Co. LP
+1-212-719-7381	+1-212-257-4170
investorrelations@ozm.com	jg@gasthalter.com

EXHIBIT 1
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Consolidated Statements of Comprehensive Income (Loss) (Unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenues
Management fees	$75,950	$104,334	$319,458	$533,156
Incentive income	359,010	175,963	528,000	233,440
Other revenues	2,696	462	6,777	2,006
Income of consolidated funds	584	500	4,102	1,762
Total Revenues	438,240	281,259	858,337	770,364

Expenses
Compensation and benefits	222,437	240,121	436,549	409,883
Interest expense	6,148	6,324	23,191	23,776
General, administrative and other	37,842	50,147	152,071	646,468
Expenses of consolidated funds	23	34	9,391	350
Total Expenses	266,450	296,626	621,202	1,080,477

Other Income (Loss)
Changes in tax receivable agreement liability	222,859	(13,653)	222,859	(1,663)
Net gains on investments in funds and joint ventures	2,415	2,458	3,465	3,760
Net gains of consolidated funds	194	733	8,472	2,915
Total Other Income (Loss)	225,468	(10,462)	234,796	5,012

Income (Loss) Before Income Taxes	397,258	(25,829)	471,931	(305,101)
Income taxes	300,317	(28,550)	317,559	10,886
Consolidated and Comprehensive Net Income (Loss)	96,941	2,721	154,372	(315,987)
Less: (Income) loss attributable to noncontrolling interests	(89,950)	6,890	(131,630)	193,757
Less: (Income) loss attributable to redeemable noncontrolling interests	(429)	(649)	(1,667)	(2,450)
Net Income (Loss) Attributable to Och-Ziff Capital Management Group LLC—GAAP	6,562	8,962	21,075	(124,680)
Less: Change in redemption value of Preferred Units	—	(6,082)	(2,853)	(6,082)
Net Income (Loss) Attributable to Class A Shareholders	$6,562	$2,880	$18,222	$(130,762)

Earnings (Loss) per Class A Share
Earnings (Loss) per Class A Share - basic	$0.04	$0.02	$0.10	$(0.72)
Earnings (Loss) per Class A Share - diluted	$0.03	$0.02	$0.10	$(0.73)
Weighted-average Class A Shares outstanding - basic	187,083,750	183,152,279	186,423,793	182,670,173
Weighted-average Class A Shares outstanding - diluted	190,115,619	183,152,279	187,181,760	479,987,268

EXHIBIT 2
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Reconciliation of Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended December 31, 2017			Three Months Ended December 31, 2016
	Oz Funds Segment	Other Operations	Total Company	Oz Funds Segment	Other Operations	Total Company
Net Income (Loss) Attributable to Class A Shareholders	$13,964	$(7,402)	$6,562	$12,370	$(9,490)	$2,880
Change in redemption value of Preferred Units	—	—	—	6,082	—	6,082
Net Income (Loss) Attributable to Och-Ziff Capital Management Group LLC	13,964	(7,402)	6,562	18,452	(9,490)	8,962
Net income (loss) attributable to Group A Units	89,585	—	89,585	(7,749)	—	(7,749)
Equity-based compensation, net of RSUs settled in cash	19,794	679	20,473	18,286	620	18,906
Adjustment to recognize deferred cash compensation in the period of grant	(28,227)	—	(28,227)	(1,851)	—	(1,851)
Income taxes	300,321	(4)	300,317	(28,550)	—	(28,550)
Allocations to Group D Units	1,722	38	1,760	(2,850)	—	(2,850)
Adjustment for expenses related to compensation and profit-sharing arrangements based on fund investment performance	16	9,709	9,725	—	1,322	1,322
Changes in tax receivable agreement liability	(222,859)	—	(222,859)	13,653	—	13,653
Depreciation, amortization and net gains and losses on fixed assets	2,641	—	2,641	4,884	51	4,935
Other adjustments	(2,245)	(135)	(2,380)	(1,481)	(204)	(1,685)
Economic Income—Non-GAAP	$174,712	$2,885	177,597	$12,794	$(7,701)	5,093
Tax receivable agreement and other payables—Non-GAAP(1)			(28,169)			2,445
Distributable Earnings—Non-GAAP			$149,428			$7,538

Weighted-Average Class A Shares Outstanding			187,083,750			183,152,279
Weighted-Average Partner Units			345,222,691			322,767,349
Weighted-Average Class A Restricted Share Units (RSUs)			20,931,247			15,090,865
Weighted-Average Adjusted Class A Shares			553,237,688			521,010,493

Distributable Earnings Per Adjusted Class A Share—Non-GAAP			$0.27			$0.01
(1) Presents an estimate of payments under the tax receivable agreement and income taxes related to the earnings for the periods presented. These amounts are grossed-up for Och - Ziff Capital Management Group LLC’s ownership percentage in the Oz Operating Group, assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis.

EXHIBIT 3
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Reconciliation of Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands, except per share amounts)

	Year Ended December 31, 2017			Year Ended December 31, 2016
	Oz Funds Segment	Other Operations	Total Company	Oz Funds Segment	Other Operations	Total Company
Net Income (Loss) Attributable to Class A Shareholders	$38,468	$(20,246)	$18,222	$(126,279)	$(4,483)	$(130,762)
Change in redemption value of Preferred Units	2,853	—	2,853	6,082	—	6,082
Net Income (Loss) Attributable to Och-Ziff Capital Management Group LLC—GAAP	41,321	(20,246)	21,075	(120,197)	(4,483)	(124,680)
Net income (loss) attributable to Group A Units	130,730	—	130,730	(195,087)	—	(195,087)
Equity-based compensation, net of RSUs settled in cash	81,227	2,812	84,039	72,650	2,567	75,217
Adjustment to recognize deferred cash compensation in the period of grant	(28,893)	—	(28,893)	(1,851)	—	(1,851)
Income taxes	317,383	176	317,559	10,787	99	10,886
Allocations to Group D Units	6,561	113	6,674	—	—	—
Adjustment for expenses related to compensation and profit-sharing arrangements based on fund investment performance	326	22,641	22,967	—	6,752	6,752
Changes in tax receivable agreement liability	(222,859)	—	(222,859)	1,663	—	1,663
Depreciation, amortization and net gains and losses on fixed assets	10,334	—	10,334	19,269	613	19,882
Other adjustments	(3,527)	(364)	(3,891)	(4,240)	(117)	(4,357)
Economic Income—Non-GAAP	$332,603	$5,132	337,735	$(217,006)	$5,431	(211,575)
Tax receivable agreement and other payables—Non-GAAP(1)			(59,480)			90,311
Distributable Earnings—Non-GAAP			$278,255			$(121,264)

Weighted-Average Class A Shares Outstanding			186,423,793			182,670,173
Weighted-Average Partner Units			341,530,458			322,736,735
Weighted-Average Class A Restricted Share Units (RSUs)			21,531,459			14,343,302
Weighted-Average Adjusted Class A Shares			549,485,710			519,750,210

Distributable Earnings Per Adjusted Class A Share—Non-GAAP			$0.51			$(0.23)

Economic Income—Non-GAAP						$(211,575)
Settlements expense						412,101
Economic Income Excluding Settlements Expense—Non-GAAP						200,526
Tax receivable agreement and other payables excluding tax receivable agreement waiver—Non-GAAP						(9,475)
Distributable Earnings Excluding Settlements Expense and Tax Receivable Agreement Waiver—Non-GAAP						$191,051

Distributable Earnings Per Adjusted Class A Share Excluding Settlements Expense and Tax Receivable Agreement Waiver—Non-GAAP						$0.37
(1) Presents an estimate of payments under the tax receivable agreement and income taxes related to the earnings for the periods presented. These amounts are grossed-up for Och-Ziff Capital Management Group LLC’s ownership percentage in the Oz Operating Group, assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis. The amounts payable under the tax receivable agreement include the effects of the reversal of amounts previously accrued related to the waiver in the third quarter of 2016.

EXHIBIT 4
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Components of Economic Income and Reconciliation of These Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands)

	Three Months Ended December 31, 2017			Three Months Ended December 31, 2016
	Oz Funds Segment	Other Operations	Total Company	Oz Funds Segment	Other Operations	Total Company
Management fees—GAAP	$70,639	$5,311	$75,950	$99,140	$5,194	$104,334
Adjustment to management fees(1)	(4,663)	—	(4,663)	(7,062)	—	(7,062)
Management Fees—Economic Income Basis—Non-GAAP	65,976	5,311	71,287	92,078	5,194	97,272

Incentive Income—Economic Income Basis—GAAP and Non-GAAP	355,997	3,013	359,010	174,885	1,078	175,963

Other revenues—GAAP	2,642	54	2,696	445	17	462
Adjustment to other revenues(2)	20	—	20	—	—	—
Other Revenues—Economic Income Basis—Non-GAAP	2,662	54	2,716	445	17	462
Total Revenues—Economic Income Basis—Non-GAAP	$424,635	$8,378	$433,013	$267,408	$6,289	$273,697

Compensation and benefits—GAAP	$206,850	$15,587	$222,437	$224,675	$15,446	$240,121
Adjustment to compensation and benefits(3)	6,694	(10,425)	(3,731)	(14,109)	(1,942)	(16,051)
Compensation and Benefits—Economic Income Basis—Non-GAAP	$213,544	$5,162	$218,706	$210,566	$13,504	$224,070

Interest expense and general, administrative and other expenses—GAAP	$43,659	$331	$43,990	$55,934	$537	$56,471
Adjustment to interest expense and general, administrative and other expenses(4)	(7,284)	—	(7,284)	(11,947)	(51)	(11,998)
Non-Compensation Expenses—Economic Income Basis—Non-GAAP	$36,375	$331	$36,706	$43,987	$486	$44,473

Net gains on investments in funds and joint ventures—GAAP	$1,913	$502	$2,415	$2,270	$188	$2,458
Adjustment to net gains on investments in funds and joint ventures(5)	(1,917)	(502)	(2,419)	(2,333)	(188)	(2,521)
Net Losses on Joint Ventures—GAAP	$(4)	$—	$(4)	$(63)	$—	$(63)

Net income (loss) attributable to noncontrolling interests—GAAP	$89,582	$368	$89,950	$(6,874)	$(16)	$(6,890)
Adjustment to net income (loss) attributable to noncontrolling interests(6)	(89,582)	(368)	(89,950)	6,872	16	6,888
Net Loss Attributable to Noncontrolling Interests—Economic Income Basis—Non-GAAP	$—	$—	$—	$(2)	$—	$(2)
See Exhibit 6 for footnote references.

EXHIBIT 5
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Components of Economic Income and Reconciliation of These Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands)

	Year Ended December 31, 2017			Year Ended December 31, 2016
	Oz Funds Segment	Other Operations	Total Company	Oz Funds Segment	Other Operations	Total Company
Management fees—GAAP	$298,547	$20,911	$319,458	$512,406	$20,750	$533,156
Adjustment to management fees(1)	(20,151)	—	(20,151)	(38,424)	—	(38,424)
Management Fees—Economic Income Basis—Non-GAAP	278,396	20,911	299,307	473,982	20,750	494,732

Incentive Income—Economic Income Basis—GAAP and Non-GAAP	521,716	6,284	528,000	224,990	8,450	233,440

Other revenues—GAAP	6,619	158	6,777	1,978	28	2,006
Adjustment to other revenues(2)	(1,097)	—	(1,097)	—	—	—
Other Revenues—Economic Income Basis—Non-GAAP	5,522	158	5,680	1,978	28	2,006
Total Revenues—Economic Income Basis—Non-GAAP	$805,634	$27,353	$832,987	$700,950	$29,228	$730,178

Compensation and benefits—GAAP	$390,934	$45,615	$436,549	$379,968	$29,915	$409,883
Adjustment to compensation and benefits(3)	(59,222)	(25,566)	(84,788)	(70,798)	(9,319)	(80,117)
Compensation and Benefits—Economic Income Basis—Non-GAAP	$331,712	$20,049	$351,761	$309,170	$20,596	$329,766

Interest expense and general, administrative and other expenses—GAAP	$173,090	$2,172	$175,262	$666,430	$3,814	$670,244
Adjustment to interest expense and general, administrative and other expenses(4)	(31,773)	—	(31,773)	(57,693)	(613)	(58,306)
Non-Compensation Expenses—Economic Income Basis—Non-GAAP	141,317	2,172	143,489	608,737	3,201	611,938
Settlements expense	—	—	—	(412,101)	—	(412,101)
Non-Compensation Expenses Excluding Settlements Expense—Economic Income Basis—Non-GAAP	$141,317	$2,172	$143,489	$196,636	$3,201	$199,837

Net gains on investments in funds and joint ventures—GAAP	$2,074	$1,391	$3,465	$3,104	$656	$3,760
Adjustment to net gains on investments in funds and joint ventures(5)	(2,078)	(1,391)	(3,469)	(3,167)	(656)	(3,823)
Net Losses on Joint Ventures—GAAP	$(4)	$—	$(4)	$(63)	$—	$(63)

Net income (loss) attributable to noncontrolling interests—GAAP	$130,603	$1,027	$131,630	$(194,087)	$330	$(193,757)
Adjustment to net income (loss) attributable to noncontrolling interests(6)	(130,605)	(1,027)	(131,632)	194,073	(330)	193,743
Net Loss Attributable to Noncontrolling Interests—Economic Income Basis—Non-GAAP	$(2)	$—	$(2)	$(14)	$—	$(14)
See Exhibit 6 for footnote references.

EXHIBIT 6
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Footnotes to Non-GAAP Reconciliations

(1)
Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. The impact of eliminations related to the consolidated funds is also removed.

(2)	Adjustment to exclude gains realized on the sale of fixed assets.

(3)
Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement. In addition, expenses related to incentive income profit-sharing arrangements are generally recognized at the same time the related incentive income revenue is recognized, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund. Further, deferred cash compensation is expensed in full in the year granted for Economic Income, rather than over the service period for GAAP. Distributions to the Group D Units are also excluded, as management reviews operating performance at the Oz Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.

(4)
Adjustment to exclude depreciation, amortization and losses on fixed assets, as management does not consider these items to be reflective of the operating performance of the Company. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense.

(5)	Adjustment to exclude gains and losses on investments in funds, as management does not consider these items to be reflective of the operating performance of the Company.

(6)
Adjustment to exclude amounts attributable to the executive managing directors on their interests in the Oz Operating Group, as management reviews the operating performance of the Company at the Oz Operating Group level. The Company conducts substantially all of its activities through the Oz Operating Group. Additionally, the impact of the consolidated funds, including the allocation of earnings to investors in those funds, is also removed.

EXHIBIT 7
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Summary Of Changes In Assets Under Management(1) (Unaudited)
(dollars in thousands)

	Year Ended December 31, 2017
	December 31, 2016	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	December 31, 2017

Multi-strategy funds	$21,084,548	$(9,236,044)	$—	$1,846,536	$13,695,040
Credit
Opportunistic credit funds	5,376,080	(337,114)	(58,013)	532,665	5,513,618
Institutional Credit Strategies	8,019,510	2,114,320	—	3,161	10,136,991
Real estate funds	2,213,364	462,862	(181,586)	550	2,495,190
Other	1,186,801	(616,132)	(33,716)	50,770	587,723
Total	$37,880,303	$(7,612,108)	$(273,315)	$2,433,682	$32,428,562

	Year Ended December 31, 2016
	December 31, 2015	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	December 31, 2016

Multi-strategy funds	$29,510,248	$(8,962,296)	$—	$536,596	$21,084,548
Credit
Opportunistic credit funds	5,383,629	(81,612)	(685,327)	759,390	5,376,080
Institutional Credit Strategies	7,241,680	784,165	—	(6,335)	8,019,510
Real estate funds	2,048,559	324,826	(152,655)	(7,366)	2,213,364
Other	1,310,745	(58,672)	(50,283)	(14,989)	1,186,801
Total	$45,494,861	$(7,993,589)	$(888,265)	$1,267,296	$37,880,303

	Year Ended December 31, 2015
	December 31, 2014	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	December 31, 2015

Multi-strategy funds	$34,100,390	$(4,719,269)	$—	$129,127	$29,510,248
Credit
Opportunistic credit funds	5,098,600	1,121,104	(727,190)	(108,885)	5,383,629
Institutional Credit Strategies	5,166,734	2,077,404	—	(2,458)	7,241,680
Real estate funds	2,022,399	197,887	(165,587)	(6,140)	2,048,559
Other	1,146,292	146,439	(15,102)	33,116	1,310,745
Total	$47,534,415	$(1,176,435)	$(907,879)	$44,760	$45,494,861

(1)
Includes amounts invested by the Company, its executive managing directors, employees and certain other related parties for which the Company charged no management fees and received no incentive income for the periods presented. Amounts presented in this table are not the amounts used to calculate management fees and incentive income for the respective periods.

(2)
Appreciation (depreciation) reflects the aggregate net capital appreciation (depreciation) for the entire period and is presented on a total return basis, net of all fees and expenses (except incentive income on unrealized gains attributable to investments in certain funds that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Management fees and incentive income vary by product. CLOs included within Institutional Credit Strategies are reflected at principal value and any change in appreciation/(depreciation) reflects a change in the par value of the underlying collateral within the CLOs.

EXHIBIT 8
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information(1) (Unaudited)
(dollars in thousands)

	Assets Under Management as of December 31,			Returns for the Year Ended December 31,						Annualized Returns Since Inception Through December 31, 2017
				2017		2016		2015
	2017	2016	2015	Gross	Net	Gross	Net	Gross	Net	Gross		Net

Multi-strategy funds
Oz Master Fund(2)	$11,386,541	$17,671,856	$24,297,106	15.0%	10.4%	6.5%	3.8%	1.6%	-0.4%	16.8%	(2)	11.7%	(2)
Oz Asia Master Fund	607,178	937,232	1,200,213	30.7%	23.1%	-3.8%	-5.4%	13.8%	9.6%	10.5%		6.3%
Oz Europe Master Fund	245,179	425,203	899,388	8.3%	4.8%	5.8%	3.7%	8.9%	5.8%	11.5%		7.5%
Oz Enhanced Master Fund	635,197	817,971	1,130,747	27.8%	20.2%	10.2%	6.8%	0.9%	-1.1%	15.1%		10.3%
Other funds	820,945	1,232,286	1,982,794	n/m	n/m	n/m	n/m	n/m	n/m	n/m		n/m
	13,695,040	21,084,548	29,510,248
Credit
Opportunistic credit funds:
Oz Credit Opportunities Master Fund	1,728,910	1,818,649	1,486,241	16.9%	11.0%	21.1%	18.0%	-4.4%	-5.2%	17.4%		12.8%
Customized Credit Focused Platform	3,001,740	2,762,882	2,460,716	14.6%	10.9%	26.3%	19.8%	—%	-0.6%	19.5%		14.7%
Closed-end opportunistic credit funds	325,312	316,360	919,786	See table below for return information on the Company’s closed-end opportunistic credit funds.
Other funds	457,656	478,189	516,886	n/m	n/m	n/m	n/m	n/m	n/m	n/m		n/m
	5,513,618	5,376,080	5,383,629
Institutional Credit Strategies	10,136,991	8,019,510	7,241,680	See the second following page for information on the Company’s Institutional Credit Strategies.
	15,650,609	13,395,590	12,625,309

Real estate funds	2,495,190	2,213,364	2,048,559	See the third following page for information on the Company’s real estate funds.

Other	587,723	1,186,801	1,310,745	n/m	n/m	n/m	n/m	n/m	n/m	n/m		n/m

Total	$32,428,562	$37,880,303	$45,494,861
n/m not meaningful
Please see the last page of this Exhibit 8 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

EXHIBIT 8
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — continued (Unaudited)
(dollars in thousands)

	Assets Under Management as of December 31,			Inception to Date as of December 31, 2017
						IRR
	2017	2016	2015	Total Commitments	Total Invested Capital(3)	Gross(4)	Net(5)	Gross MOIC(6)

Closed-end Opportunistic Credit Funds (Investment Period)
Oz European Credit Opportunities Fund (2012-2015)(7)	$46,116	$79,760	$230,662	$459,600	$305,487	16.5%	12.5%	1.5x
Oz Structured Products Domestic Fund II (2011-2014)(7)	130,090	110,538	301,534	326,850	326,850	20.1%	15.8%	2.0x
Oz Structured Products Offshore Fund II (2011-2014)(7)	136,687	108,822	267,429	304,531	304,531	17.6%	13.7%	1.9x
Oz Structured Products Offshore Fund I (2010-2013)(7)	5,748	6,033	23,495	155,098	155,098	24.0%	19.2%	2.1x
Oz Structured Products Domestic Fund I (2010-2013)(7)	5,187	4,836	14,621	99,986	99,986	22.8%	18.2%	2.0x
Other funds	1,484	6,371	82,045	298,250	298,250	n/m	n/m	n/m
	$325,312	$316,360	$919,786	$1,644,315	$1,490,202
n/m not meaningful
Please see the last page of this Exhibit 8 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

EXHIBIT 8
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — continued (Unaudited)
(dollars in thousands)

			Assets Under Management as of December 31,
	Initial Closing Date (Most Recent Refinance Date)	Deal Size	2017	2016	2015

Institutional Credit Strategies
CLOs:
OZLM I	July 19, 2012 (July 24, 2017)	$523,550	$496,283	$497,633	$499,344
OZLM II	November 1, 2012 (October 31, 2016)	560,100	508,533	510,557	517,301
OZLM III	February 20, 2013 (December 15, 2016)	653,250	608,383	611,608	613,827
OZLM IV	June 27, 2013 (September 15, 2017)	615,500	540,283	540,979	543,297
OZLM V	December 17, 2013 (March 16, 2017)	501,250	466,719	468,465	470,335
OZLM VI	April 16, 2014 (January 17,2017)	621,250	594,986	597,161	598,438
OZLM VII	June 26, 2014 (April 17, 2017)	824,750	792,776	796,547	798,289
OZLM VIII	September 9, 2014 (May 30, 2017)	622,250	595,096	597,194	597,988
OZLM IX	December 22, 2014 (March 2, 2017)	510,208	498,924	495,532	495,643
OZLM XI	March 12, 2015 (August 18, 2017)	541,532	515,782	491,949	491,366
OZLM XII	May 28, 2015	565,650	548,606	550,642	548,452
OZLM XIII	August 6, 2015	511,600	494,941	496,758	493,012
OZLM XIV	December 21, 2015	507,420	502,130	502,862	495,798
OZLM XV	December 20, 2016	409,250	395,864	396,489	—
OZLME I	December 15, 2016	430,490	478,142	422,982	—
OZLM XVI	June 8, 2017	410,250	401,172	—	—
OZLM XVII	August 3, 2017	512,000	497,108	—	—
OZLME II	September 14, 2017	494,708	476,090	—	—
OZLM XIX	November 21, 2017	610,800	599,644	—	—
		10,425,808	10,011,462	7,977,358	7,163,090
Other funds	n/a	n/a	125,529	42,152	78,590
		$10,425,808	$10,136,991	$8,019,510	$7,241,680

EXHIBIT 8
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — continued (Unaudited)
(dollars in thousands)

	Assets Under Management as of December 31,			Inception to Date as of December 31, 2017
					Total Investments					Realized/Partially Realized Investments(8)
	2017	2016	2015	Total Commitments	Invested Capital(9)	Total Value(10)	Gross IRR(11)	Net IRR(5)	Gross MOIC(12)	Invested Capital	Total Value	Gross IRR(11)	Gross MOIC(12)

Real Estate Funds (Investment Period)
Och-Ziff Real Estate Fund I (2005-2010)(7)	$13,257	$15,871	$33,752	$408,081	$385,977	$814,152	25.1%	15.7%	2.1x	$372,720	$810,101	26.6%	2.2x
Och-Ziff Real Estate Fund II (2011-2014)(7)	184,639	303,528	343,679	839,508	762,588	1,464,572	33.2%	21.8%	1.9x	586,815	1,234,065	37.7%	2.1x
Och-Ziff Real Estate Fund III (2014-2019)(13)	1,455,200	1,457,722	1,447,770	1,500,000	678,729	1,020,848	n/m	n/m	n/m	209,984	368,778	n/m	n/m
Och-Ziff Real Estate Credit Fund I (2015-2019)(13)	695,371	288,344	130,150	736,225	97,396	118,100	n/m	n/m	n/m	48,771	57,636	n/m	n/m
Other funds	146,723	147,899	93,208	293,003	172,998	235,717	n/m	n/m	n/m	59,030	105,262	n/m	n/m
	$2,495,190	$2,213,364	$2,048,559	$3,776,817	$2,097,688	$3,653,389				$1,277,320	$2,575,842

	Unrealized Investments as of December 31, 2017
	Invested Capital	Total Value	Gross MOIC(12)

Real Estate Funds (Investment Period)
Och-Ziff Real Estate Fund I (2005-2010)(7)	$13,257	$4,051	0.3x
Och-Ziff Real Estate Fund II (2011-2014)(7)	175,773	230,506	1.3x
Och-Ziff Real Estate Fund III (2014-2019)(13)	468,745	652,071	n/m
Och-Ziff Real Estate Credit Fund I (2015-2019)(13)	48,625	60,464	n/m
Other funds	113,968	130,455	n/m
	$820,368	$1,077,547
n/m not meaningful
Please see the last page of this Exhibit 8 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

EXHIBIT 8
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — Footnotes

(1)
The return information reflected in these tables represents, where applicable, the composite performance of all feeder funds that comprise each of the master funds presented. Gross return information is generally calculated using the total return of all feeder funds, net of all fees and expenses except management fees and incentive income of such feeder funds and master funds and the returns of each feeder fund include the reinvestment of all dividends and other income. Net return information is generally calculated as the gross returns less management fees and incentive income (except incentive income on unrealized gains attributable to investments in certain funds that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance (“Special Investments”) that could reduce returns on these investments at the time of realization). Return information also includes realized and unrealized gains and losses attributable to Special Investments and initial public offering investments that are not allocated to all investors in the feeder funds. Investors that were not allocated Special Investments and/or initial public offering investments may experience materially different returns. The performance calculation for the Oz Master Fund excludes realized and unrealized gains and losses attributable to currency hedging specific to certain investors investing in Oz Master Fund in currencies other than the U.S. Dollar.

(2)
The annualized returns since inception are those of the Oz Multi-Strategy Composite, which represents the composite performance of all accounts that were managed in accordance with the Company’s broad multi-strategy mandate that were not subject to portfolio investment restrictions or other factors that limited the Company’s investment discretion since inception on April 1, 1994. Performance is calculated using the total return of all such accounts net of all investment fees and expenses of such accounts, except incentive income on unrealized gains attributable to Special Investments that could reduce returns in these investments at the time of realization, and the returns include the reinvestment of all dividends and other income. For the period from April 1, 1994 through December 31, 1997, the returns are gross of certain overhead expenses that were reimbursed by the accounts. Such reimbursement arrangements were terminated at the inception of the Oz Master Fund on January 1, 1998. The size of the accounts comprising the composite during the time period shown vary materially. Such differences impacted the Company’s investment decisions and the diversity of the investment strategies followed. Furthermore, the composition of the investment strategies the Company follows is subject to its discretion, has varied materially since inception and is expected to vary materially in the future. As of December 31, 2017, the gross and net annualized returns since the Oz Master Fund’s inception on January 1, 1998 were 13.1% and 8.9%, respectively.

(3)	Represents funded capital commitments net of recallable distributions to investors.

(4)
Gross internal rate of return (“IRR”) for the Company’s closed-end opportunistic credit funds represents the estimated, unaudited, annualized return based on the timing of cash inflows and outflows for the fund as of December 31, 2017, including the fair value of unrealized investments as of such date, together with any appreciation or depreciation from related hedging activity. Gross IRR does not include the effects of management fees or incentive income, which would reduce the return, and includes the reinvestment of all fund income.

(5)
Net IRR is calculated as described in footnotes (4) and (11), but is reduced by all management fees and for the real estate funds other fund-level fees and expenses not adjusted for in the calculation of gross IRR. Net IRR is further reduced by accrued and paid incentive income, which will be payable upon the distribution of each fund’s capital in accordance with the terms of the relevant fund. Accrued incentive income may be higher or lower at such time. The net IRR represents a composite rate of return for a fund and does not reflect the net IRR specific to any individual investor.

(6)
Gross multiple of invested capital (“MOIC”) for the Company’s closed-end opportunistic credit funds is calculated by dividing the sum of the net asset value of the fund, accrued incentive income, life-to-date incentive income and management fees paid and any non-recallable distributions made from the fund by the invested capital.

(7)
These funds have concluded their investment periods, and therefore the Company expects assets under management for these funds to decrease as investments are sold and the related proceeds are distributed to the investors in these funds.

(8)
An investment is considered partially realized when the total amount of proceeds received, including dividends, interest or other distributions of income and return of capital, represents at least 50% of invested capital.

(9)	Invested capital represents total aggregate contributions made for investments by the fund.

(10)
Total value represents the sum of realized distributions and the fair value of unrealized and partially realized investments as of December 31, 2017. Total value will be impacted (either positively or negatively) by future economic and other factors. Accordingly, the total value ultimately realized will likely be higher or lower than the amounts presented as of December 31, 2017.

(11)
Gross IRR for the Company’s real estate funds represents the estimated, unaudited, annualized return based on the timing of cash inflows and outflows for the aggregated investments as of December 31, 2017, including the fair value of unrealized and partially realized investments as of such date, together with any unrealized appreciation or depreciation from related hedging activity. Gross IRR is not adjusted for estimated management fees, incentive income or other fees or expenses to be paid by the fund, which would reduce the return.

(12)
Gross MOIC for the Company’s real estate funds is calculated by dividing the value of a fund’s investments by the invested capital, prior to adjustments for incentive income, management fees or other expenses to be paid by the fund.

(13)	These funds have invested less than half of their committed capital; therefore, IRR and MOIC information is not presented, as it is not meaningful.

EXHIBIT 9
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Longer-Term Assets Under Management (Unaudited)
(dollars in thousands)

Longer-Term Assets Under Management
As of December 31, 2017, approximately 54% of the Company’s assets under management were subject to initial commitment periods of three years or longer. The Company earns incentive income on these assets based on the cumulative investment performance generated over this commitment period. The table below presents the amount of these assets under management, as well as the amount of incentive income accrued at the fund level but for which the commitment period has not concluded. These amounts have not yet been recognized in our revenues, as the Company recognizes incentive income at the end of the commitment period when amounts are no longer subject to clawback. Further, these amounts may ultimately not be recognized as revenue by the Company in the event of future losses in the respective funds.

	December 31, 2017
	Longer-Term Assets Under Management	Accrued Unrecognized Incentive

Multi-strategy funds	$547,291	$11,547
Credit
Opportunistic credit funds	4,010,757	231,488
Institutional Credit Strategies	10,091,527	—
Real estate funds	2,495,189	192,767
Other	290,517	1,620
	$17,435,281	$437,422
The Company currently recognizes incentive income on its longer-term assets under management in multi-strategy funds and open-end opportunistic credit funds at the end of their respective commitment periods, which are generally three to five years. Incentive income related to assets under management in the Company’s closed-end opportunistic credit funds and its real estate funds is generally recognized near the end of the life of each fund. These funds generally begin to make distributions after the conclusion of their respective investment period (see Exhibit 8 for fund investment periods). However, these investment periods may generally be extended for an additional one to two years.
Beginning in 2018, as a result of the adoption of new GAAP revenue recognition accounting guidance, the Company will recognize incentive income when such amounts are probable of not significantly reversing. As a result, beginning in 2018, the Company will generally recognize incentive income revenue from certain funds earlier than under existing guidance.
Upon adoption of the accounting guidance, the Company estimates it will recognize through an adjustment to opening equity a portion of the accrued unrecognized incentive income presented in the table above. On an Economic Income basis, amounts related to the Company’s real estate funds will be partially offset by related compensation and benefits. Compensation and benefits for incentive income profit-sharing arrangements are generally recognized at the same time the related incentive income revenue is recognized for Economic Income. The Company does not expect any impact to compensation and benefits on a GAAP basis, as such amounts have generally already been recognized as expense.

EXHIBIT 10
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Financial Supplement (Unaudited)
As of January 1, 2018

Oz Master Fund by Investment Strategy		Investors by Type(1)
Long/Short Equity Special Situations	46%	Pensions	40%
Convertible/Derivative Arbitrage	18%	Corporate, Institutional and Other	15%
Merger Arbitrage	17%	Private Banks	12%
Corporate Credit	10%	Related Parties	11%
Structured Credit	8%	Foundations and Endowments	8%
Private Investments	1%	Fund-of-Funds	7%
		Family Offices and Individuals	7%

Assets Under Management by Geography(2)		Investors by Geography(1)
North America	72%	North America	73%
Europe	18%	Asia and Other	15%
Asia	10%	Europe	12%

(1)	Presents the composition of the Company’s fund investor base across its funds excluding investors in its CLOs.

(2)
The North American exposure includes the United States, Canada, Central America and South America. The European exposure includes Africa and the Middle East. The Asian exposure includes Australia and New Zealand.